POWER OF ATTORNEY



     The undersigned Joseph M. Hirko, in his capacity as Senior Vice

 President and Chief Financial Officer of Portland General Corporation (the

 "Corporation"), hereby appoints Joseph E. Feltz, Assistant Controller of the Corporation, as the attorney-in-fact, in any and all capacities stated

 herein, to execute on behalf of the undersigned and to file with the

 Securities and Exchange Commission under the Securities Exchange Act of

 1934, the Portland General Corporation Quarterly Report on Form 10-Q for

 the quarter ended September 30, 1995.

     Dated:    October 27, 1995
             Portland, Oregon


                                      /s/ Joseph M. Hirko
                                   Joseph M. Hirko




 POWER OF ATTORNEY -- 10-Q         J:\L\FINANCE\BOARD\10QAUTH.FRM



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